UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation) 727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.) 60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The information contained in Items 2.02 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
     On April 21, 2008, Wintrust Financial Corporation (the “Company”) announced earnings for the first quarter of 2008. A copy of the press release relating to the Company’s earnings results is furnished as Exhibit 99.1 hereto. Certain supplemental information relating to non-GAAP financial measures reported in the attached press release is included on page 10 of Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On April 18, 2008, the employment of Randolph M. Hibben, Executive Vice President — Regional Market Head of the Company, and Chief Executive Officer of Lake Forest Bank & Trust, one of the Company’s subsidiaries, was terminated in accordance with the permanent disability provision of his employment contract. In connection with the termination, Mr. Hibben resigned, effective as of April 18, 2008, from his positions as a director of Lake Forest Bank, North Shore Bank, Northbrook Bank and Wintrust Information Technology Services, each a subsidiary of the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit
99.1 First Quarter 2008 Earnings Release dated April 21, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: April 23, 2008
INDEX TO EXHIBITS

Exhibit
99.1	First Quarter 2008 Earnings Release dated April 21, 2008.

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